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                                                                    EXHIBIT 21

                            TITAN INTERNATIONAL, INC.
                                  SUBSIDIARIES

                                                           JURISDICITON OF
        NAME                                               INCORPORATION

        Titan Italia, S.p.A.                                 Italy

        Titan Steel Wheels, Limited                          United Kingdom

        Titan Tire Corporation                               Illinois

        Titan Tire Corporation of Tennessee                  Tennessee

        Titan Wheel Corporation of Illinois                  Illinois

        Titan Wheel Corporation of South Carolina            South Carolina

        Titan Wheel Corporation of Virginia                  Virginia